Exhibit 10.3
DEED OF TRUST
from
POWERSECURE, INC.,
as Grantor
in favor of
Mary C. Tucker,
as Trustee
for the benefit of
CITIBANK, N.A.,
as Administrative Agent, as Beneficiary
January 17, 2008

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TABLE OF CONTENTS
(Continued)

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TABLE OF CONTENTS
(Continued)

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When recorded, return to:
James R. Littlejohn
Winstead PC
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas 75270
DEED OF TRUST
     This DEED OF TRUST (herein referred to as the “Deed of Trust”), entered into as of January 17, 2008, by, PowerSecure, Inc., a Delaware corporation, (“Grantor”), whose chief executive office and mailing address for notice hereunder is at 1609 Heritage Commerce Ct., Wake Forest, North Carolina 27587, Attention: President and Chief Executive Officer, and whose organizational identification number issued by the State of Delaware is DE3278285, to Mary C. Tucker (“Trustee”), whose address is 3950 Regent Boulevard, Mail Stop S1B135, Irving, Texas 75063, for the benefit of the hereinafter described Beneficiary.
W I T N E S S E T H:
ARTICLE I
DEFINITIONS
     1.1 Definitions. As used herein, the following terms shall have the following meanings:
     Administrative Agent: As defined in each of the Existing Credit Agreement and the Term Credit Agreement.
     Beneficiary: Citibank, N.A., in its capacity as Administrative Agent, for the benefit of Secured Creditors, whose address for notice hereunder is 8401 N. Central Expressway, Suite 500, Dallas, Texas 75225, Attention: Gary D. Pitcock
     Charges: As defined in Section 12.11(b) hereof.
     Constituent Party: Any signatory to this Deed of Trust that signs on Grantor’s behalf that is a corporation, general partnership, limited partnership, joint venture, trust, or other type of business organization.
     Contracts: All of the right, title, and interest of Grantor in, to, and under any and all (i) contracts for the purchase of all or any portion of the Mortgaged Property, whether such Contracts are now or at any time hereafter existing, including but without limitation, any and all earnest money or other deposits escrowed or to be escrowed or letters of credit provided or to be provided by the purchasers under the Contracts, including all amendments and supplements to and renewals and extensions of the Contracts at any

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time made, and together with all payments, earnings, income, and profits arising from sale of all or any portion of the Mortgaged Property or from the Contracts and all other sums due or to become due under and pursuant thereto and together with any and all earnest money, security, letters of credit or other deposits under any of the Contracts; (ii) contracts, licenses, permits, and rights relating to living unit equivalents or other entitlements for water, wastewater, and other utility services whether executed, granted, or issued by a private Person or a Governmental Authority or quasi-governmental agency, which are directly or indirectly related to, or connected with, the development of the Mortgaged Property, whether such contracts, licenses, and permits are now or at any time thereafter existing, including without limitation, any and all rights of living unit equivalents or other entitlements with respect to water, wastewater, and other utility services, certificates, licenses, zoning variances, permits, and no-action letters from each Governmental Authority required: (a) to evidence compliance by Grantor and all improvements constructed or to be constructed on the Mortgaged Property with all legal requirements applicable to the Mortgaged Property, and (b) to develop and/or operate the Mortgaged Property as a commercial and/or residential project; (iii) any and all right, title, and interest Grantor may have in any financing arrangements relating to the financing of or the purchase of all or any portion of the Mortgaged Property by future purchasers; (iv) all contracts with architects, engineers or other professionals relating to the design and/or construction of the Improvements, plans, including all amendments and supplements to and renewals and extensions of such contracts at any time made, and together with all rebates, refunds or deposits, and all other sums due or to become due under and pursuant thereto and together with all powers, privileges, options, and other benefits of Grantor under such contracts; and (v) all other contracts which in any way relate to the use, enjoyment, occupancy, operation, maintenance, management or ownership of the Mortgaged Property (save and except any and all leases, subleases or other agreements pursuant to which Grantor is granted a possessory interest in the Land), including but not limited to maintenance and service contracts and management agreements.
     Debtor Relief Laws: The Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     Default Rate: The rate of interest specified in the Credit Agreement as the “Default Rate” to be paid at the times specified in the Credit Agreement, but not in excess of the Highest Lawful Rate.
     Disposition: Any sale, lease (except as permitted under this Deed of Trust), sublease, exchange, assignment, conveyance, transfer, trade, or other disposition of all or any portion of the Mortgaged Property (or any interest therein) or all or any part of the beneficial ownership interest in Grantor (if Grantor is a corporation, partnership, general partnership, limited partnership, joint venture, trust, or other type of business association or legal entity).

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     Environmental Law: Any federal, state, or local Law, statute, ordinance, or regulation, whether now or hereafter in effect, pertaining to health, industrial hygiene, or the environmental conditions on, under, or about the Mortgaged Property, including without limitation, the following, as now or hereafter amended: Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), 42 U.S.C. § 9601 et seq.; Resource, Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq. as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), Pub. L. 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. § 1101 et seq.; Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act (“FWPCA”), 33 U.S.C. § 1251 et seq.; and any corresponding state Laws or ordinances; and regulations, rules, guidelines, or standards promulgated pursuant to such Laws, statutes and regulations, as such statutes, regulations, rules, guidelines, and standards are amended from time to time.
     Event of Default: Any happening or occurrence described in Article VI hereof.
     Existing Credit Agreement: The Credit Agreement dated as of August 23, 2007, among PowerSecure International, Inc., Citibank, N.A., as Administrative Agent, and the other lenders party thereto.
     Fixtures: All materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Improvements or the Land, which are now owned or hereafter acquired by Grantor and are now or hereafter attached to the Land or the Improvements, and including but not limited to any and all partitions, dynamos, window screens and shades, draperies, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, refrigeration, plumbing, laundry, lighting, generating, cleaning, waste disposal, transportation (of people or things, including but not limited to, stairways, elevators, escalators, and conveyors), incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and lighting, traffic control, waste disposal, raw and potable water, gas, electrical, storm and sanitary sewer, telephone and cable television facilities, and all other utilities whether or not situated in easements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof.
     Governmental Authority: Any and all applicable courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.

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     Grantor: The Person described as Grantor in the initial paragraph of this Deed of Trust and any and all subsequent owners of the Mortgaged Property or any part thereof (without hereby implying Beneficiary’s consent to any Disposition of the Mortgaged Property).
     Guarantor (individually and/or collectively, as the context may require): Those Persons, if any, designated as Guarantor in the Guaranty.
     Guaranty (individually and/or collectively, as the context may require): That or those instruments of guaranty, if any, now or hereafter in effect, from Guarantor to Beneficiary, Administrative Agent or any Secured Creditor guaranteeing the repayment and performance of all or any part of the Indebtedness or the satisfaction of, or continued compliance with, the Obligations, or both.
     Hazardous Substance: Hazardous Substance is any substance, product, waste, or other material which is or becomes listed, regulated, or addressed as being a toxic, hazardous, polluting, or similarly harmful substance under any Environmental Law, including without limitation: (i) any substance included within the definition of “hazardous waste” pursuant to Section 1004 of RCRA; (ii) any substance included within the definition of “hazardous substance” pursuant to Section 101 of CERCLA; (iii) any substance included within (a) the definition of “regulated substance” pursuant to any Law; or (b) the definition of “hazardous substance” pursuant to any Law; (iv) asbestos; (v) polychlorinated biphenyls; (vi) petroleum products; (vii) underground storage tanks, whether empty, filled or partially filled with any substance; (viii) any radioactive materials, urea formaldehyde foam insulation or radon; (ix) any substance included within the definition of “waste” or “pollutant” pursuant to any Law; and (x) any other chemical, material or substance, the exposure to which is prohibited, limited or regulated by any Governmental Authority on the basis that such chemical, material or substance is toxic, hazardous or harmful to human health or the environment.
     Highest Lawful Rate: As defined in Section 12.11 hereof.
     Impositions: (i) All real estate and personal property taxes, charges, assessments, standby fees, excises, and levies and any interest, costs, or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied, or imposed upon the Mortgaged Property or the ownership, use, occupancy, or enjoyment thereof, or any portion thereof, or the sidewalks, streets, or alleyways adjacent thereto; (ii) any charges, fees, license payments, or other sums payable for or under any easement, license, or agreement maintained for the benefit of the Mortgaged Property; (iii) water, gas, sewer, electricity, and other utility charges and fees relating to the Mortgaged Property; and (iv) assessments and charges arising under any subdivision, condominium, planned unit development, or other declarations, restrictions, regimes, or agreements affecting the Mortgaged Property.
     Improvements: Any and all buildings, covered garages, air conditioning towers, open parking areas, structures and other improvements, and any and all additions,

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alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed, or constructed upon the Land or any part thereof.
     Indebtedness: (i) The Secured Obligations, (ii) the principal of, interest on, or other sums evidenced by the Loan Documents; (iii) any other amounts, payments, or premiums payable under the Loan Documents; (iv) such additional sums, with interest thereon, as may hereafter be borrowed from any Secured Creditor pursuant to a Loan Document, its successors or assigns, by the then record owner of the Mortgaged Property, when evidenced by a promissory note which, by its terms, is secured hereby (it being contemplated by Grantor, Beneficiary and Secured Creditors that such future indebtedness may be incurred); (v) any and all other indebtedness, obligations, and liabilities of any kind or character of Grantor to Beneficiary or any Secured Creditor pursuant to a Loan Document or other agreement evidencing or governing the Secured Obligations, now or hereafter existing, absolute or contingent, due or not due, arising by operation of Law or otherwise, or direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, secured or unsecured by additional or different security or securities, including indebtedness, obligations, and liabilities to Beneficiary or any Secured Creditor pursuant to a Loan Document or other agreement evidencing or governing the Secured Obligations of Grantor as a member of any partnership, joint venture, trust or other type of business association, or other group, and whether incurred by Grantor as principal, surety, endorser, guarantor, accommodation party or otherwise, it being contemplated by Grantor and Beneficiary and Secured Creditors that Grantor may hereafter become indebted to Beneficiary and Secured Creditors in further sum or sums, and (vi) all present and future amounts in respect of the foregoing that would become due but for the operation of any provision of Debtor Relief Laws, and all present and future accrued and unpaid interest, including, without limitation, post-petition interest if Grantor or any other Loan Party voluntarily or involuntarily becomes subject to any Debtor Relief Laws. Notwithstanding the foregoing provisions of this definition, this Deed of Trust shall not secure any such other loan, advance, debt, obligation or liability with respect to which Beneficiary or any Secured Creditor is by applicable Law prohibited from obtaining a lien on real estate, nor shall this definition operate or be effective to constitute or require any assumption or payment by any Person, in any way, of any debt or obligation of any other Person to the extent that the same would violate or exceed the limit provided in any applicable usury or other Law.
     Land: The real property or interest therein described in Exhibit “A” attached hereto and incorporated herein by this reference, together with all right, title, interest, and privileges of Grantor in and to (i) all streets, ways, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (ii) any strips or gores of real property between such real property and abutting or adjacent properties; (iii) all water and water rights, timber and crops pertaining to such real estate; and (iv) all appurtenances and all reversions and remainders in or to such real property.
     Law: As defined in each of the Existing Credit Agreement and the Term Credit Agreement.

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     Legal Requirements: (i) Any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Grantor, any Guarantor or the Mortgaged Property, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair, or reconstruction thereof, (ii) any and all covenants, conditions, and restrictions contained in any deeds, other forms of conveyance, or in any other instruments of any nature that relate in any way or are applicable to the Mortgaged Property or the ownership, use, or occupancy thereof, (iii) Grantor’s or any Guarantor’s presently or subsequently effective bylaws and articles of incorporation or partnership, limited partnership, joint venture, trust, or other form of business association agreement, (iv) any and all Space Leases, (v) any and all Contracts, and (vi) any and all leases, other than those described in (iv) above, and other contracts (written or oral) of any nature that relate in any way to the Mortgaged Property and to which Grantor or any Guarantor may be bound, including, without limiting the generality of the foregoing, any lease or other contract pursuant to which Grantor is granted a possessory interest in and to the Land and/or the Improvements.
     License: As defined in Section 9.2 hereof.
     Loan Documents: As defined in each of the Existing Credit Agreement and the Term Credit Agreement.
     Loan Party: As defined in each of the Existing Credit Agreement and the Term Credit Agreement.
     Material Adverse Effect: (i) a Material Adverse Effect (as defined in each of the Existing Credit Agreement and the Term Credit Agreement) and (ii) any material and adverse effect on the value of the Mortgaged Property.
     Minerals: All substances in, on, or under the Land which are now, or may become in the future, intrinsically valuable, that is, valuable in themselves, and which now or may be in the future enjoyed through extraction or removal from the property, including without limitation, oil, gas, and all other hydrocarbons, coal, lignite, carbon dioxide and all other nonhydrocarbon gases, uranium and all other radioactive substances, and gold, silver, copper, iron and all other metallic substances or ores, including all as-extracted collateral (as defined in the UCC).
     Mortgaged Property: The Land, Fixtures, Improvements, Personalty, Contracts, Space Leases and Rents, and any interest of Grantor now owned or hereafter acquired in and to the Land, Minerals, Fixtures, Improvements, Personalty, Contracts, Space Leases and Rents, together with any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment or performance of the Indebtedness or the performance and discharge of the Obligations. As used in this Deed of Trust, the term “Mortgaged Property” shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above and all or, where the context permits or requires, any interest therein.

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     Notes: As defined in each of the Existing Credit Agreement and the Term Credit Agreement.
     Obligations: Any and all of the covenants, conditions, warranties, representations, and other obligations (other than to repay or perform the Indebtedness) made or undertaken by Grantor, Guarantor, or any other Person or party to the Loan Documents to Beneficiary, any Secured Creditor, Trustee, or others as set forth in the Loan Documents, the Space Leases, and in any deed, lease, sublease, or other form of conveyance, or any other agreement pursuant to which Grantor is granted a possessory interest in the Land.
     Permitted Exceptions: The liens, easements, restrictions, security interests, and other matters (if any) as reflected on Exhibit “B” attached hereto and incorporated herein by reference and the liens and security interests created by the Loan Documents.
     Person: As defined in each of the Existing Credit Agreement and the Term Credit Agreement.
     Personalty: All of the right, title, and interest of Grantor in and to (i) furniture, furnishings, equipment, machinery, goods (including, but not limited to, crops, farm products, timber and timber to be cut, and extracted Minerals); (ii) general intangibles, money, insurance proceeds, accounts, contract and subcontract rights, trademarks, trade names, inventory; (iii) all refundable, returnable, or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any Governmental Authority, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable, or reimbursable tap fees, utility deposits, commitment fees and development costs, any awards, remunerations, reimbursements, settlements, or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, Fixtures, Contracts, or Personalty, including but not limited to those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Land; and (iv) all other personal property of any kind or character as defined in and subject to the provisions of the UCC (Article 9 - Secured Transactions); any and all of which are now owned or hereafter acquired by Grantor, and which are now or hereafter situated in, on, or about the Land or the Improvements, or used in or necessary to the complete and proper planning, development, construction, financing, use, occupancy, or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use in or on the Land or the Improvements, together with all accessions, replacements, and substitutions thereto or therefor and the proceeds thereof.
     Related Indebtedness: As defined in Section 12.11(b) hereof.
     Release: “Release,” “removal,” “environment,” and “disposal” shall have the meanings given such terms in CERCLA, and the term “disposal” shall also have the meaning given it in RCRA; provided that in the event either CERCLA or RCRA is

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amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided further that to the extent the Laws of the State of North Carolina establish a meaning for “release,” “removal,” “environment,” or “disposal,” which is broader than that specified in either CERCLA and RCRA, such broader meaning shall apply.
     Remedial Work: Any investigation, site monitoring, containment, cleanup, removal, restoration, or other work of any kind or nature reasonably necessary or desirable under any applicable Environmental Law in connection with the current or future presence, suspected presence, release, or suspected release of a Hazardous Substance in or into the air, soil, ground water, surface water, or soil vapor at, on, about, under, or within the Mortgaged Property, or any part thereof.
     Rents: All of the rents, revenues, income, proceeds, profits, security and other types of deposits (after Grantor acquires title thereto), and other benefits paid or payable by parties to the Contracts and/or Space Leases, other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling, or otherwise enjoying all or any portion of the Mortgaged Property.
     Secured Creditor: As defined in each of the Existing Credit Agreement and the Term Credit Agreement.
     Secured Obligations: As defined in each of the Existing Credit Agreement and the Term Credit Agreement.
     Space Leases: Any and all leases, master leases, subleases, licenses, concessions, or other agreements (written or oral, now or hereafter in effect) which grant to third parties a possessory interest in and to, or the right to use, all or any part of the Mortgaged Property, together with all security and other deposits or payments made in connection therewith.
     Subordinate Mortgage: Any mortgage, deed of trust, pledge, lien (statutory, constitutional, or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement, covering all or any portion of the Mortgaged Property executed and delivered by Grantor, the lien of which is subordinate and inferior to the lien of this Deed of Trust.
     Term Credit Agreement: The Term Credit Agreement dated as of January 17, 2008, among PowerSecure International, Inc., Citibank, N.A., as Administrative Agent, and the other lenders party thereto, together with all amendments and restatements thereto.
     Trustee: The individual described as Trustee in the initial paragraph of this Deed of Trust.
     UCC: The Uniform Commercial Code, as amended from time to time, in effect in the state in which the Mortgaged Property is located.

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     1.2 Additional Definitions. As used herein, the following terms shall have the following meanings:
     (a) “Hereof,” “hereby,” “hereto,” “hereunder,” “herewith,” and similar terms mean of, by, to, under and with respect to, this Deed of Trust or to the other documents or matters being referenced.
     (b) “Heretofore” means before, “hereafter” means after, and “herewith” means concurrently with, the date of this Deed of Trust.
     (c) All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require.
     (d) All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.
ARTICLE II
GRANT
     2.1 Grant. To secure the full and timely payment and performance of the Indebtedness and the full and timely performance and discharge of the Obligations, Grantor has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY, unto Trustee, in trust, the Mortgaged Property, subject, however, to the Permitted Exceptions, TO HAVE AND TO HOLD the Mortgaged Property unto Trustee, forever, and Grantor does hereby bind itself, its successors, and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee against every Person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Grantor shall pay and perform (or cause to be paid and performed) the Indebtedness as and when the same shall become due and payable and shall fully perform and discharge (or cause to be fully performed and discharged) the Obligations on or before the date same are to be performed and discharged, then the liens, security interests, estates, and rights granted by this Deed of Trust shall terminate, in accordance with the provisions hereof, otherwise same shall remain in full force and effect. A certificate or other written statement executed on behalf of Trustee or Beneficiary confirming that the Indebtedness has not been fully paid and performed or the Obligations have not been fully performed or discharged shall be sufficient evidence thereof for the purpose of reliance by third parties on such fact. This Deed of Trust is given wholly or in part to secure future obligations which may be incurred hereunder and under the other Loan Documents. The amount of present obligations secured is $2,584,000 and the maximum principal amount, including present and future obligations; which may be secured hereby at one time is $27,584,000. The period within which such future obligations may be incurred commences on the date of this Deed of Trust and ends on the date fifteen (15) years from the date hereof.

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ARTICLE III
WARRANTIES AND REPRESENTATIONS
     Grantor hereby unconditionally warrants and represents to Beneficiary, as of the date hereof and at all times during the term of this Deed of Trust, as follows:
     3.1 Information. All information, financial statements, reports, papers, and data given or to be given to Beneficiary or any Secured Creditor with respect to the Mortgaged Property are, or at the time of delivery will be, accurate, complete, and correct in all material respects and do not, or will not, omit any fact, the inclusion of which is necessary to prevent the facts contained therein from being materially misleading.
     3.2 Title and Lien. Grantor has good and indefeasible title to the Land in fee simple and Improvements, and good and marketable title to the Fixtures and Personalty, free and clear of any liens, charges, encumbrances, security interests, claim, easements, restrictions, options, leases (other than the Space Leases), covenants, and other rights, titles, interests, or estates of any nature whatsoever, except the Permitted Exceptions. This Deed of Trust constitutes a valid, subsisting first lien on the Land, the Improvements, and the Fixtures; a valid, subsisting first priority security interest in and to the Personalty, Contracts, and to the extent that the terms Space Leases and Rents include items covered by the UCC, in and to the Space Leases and Rents; and a valid, subsisting first priority assignment of the Space Leases and Rents not covered by the UCC, all in accordance with the terms hereof.
     3.3 Business Purposes. The loans evidenced by the Notes and other extensions of credit pursuant to the Loan Documents and other agreements evidencing or governing the Secured Obligations are solely for the purpose of carrying on or acquiring a business of Grantor, and is not for personal, family, household, or agricultural purposes.
     3.4 Taxes. Grantor, each Constituent Party, and each Guarantor have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them related to the Mortgaged Property and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them related to the Mortgaged Property. Neither Grantor, any Constituent Party, nor any Guarantor knows of any basis for any additional assessment in respect of any such taxes and related liabilities related to the Mortgaged Property.
     3.5 Mailing Address. Grantor’s mailing address, as set forth in the opening paragraph hereof or as changed pursuant to the provisions hereof, is true and correct.
     3.6 Relationship of Grantor and Beneficiary and Secured Creditors. The relationship between Grantor and Beneficiary and Secured Creditors is solely that of debtor and creditor, and neither Beneficiary nor any Secured Creditor has any fiduciary or other special relationship with Grantor, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Grantor and Beneficiary and Secured Creditors to be other than that of debtor and creditor.

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     3.7 No Reliance on Beneficiary or any Secured Creditor. Grantor is experienced in the ownership and operation of properties similar to the Mortgaged Property, and Grantor, Beneficiary and Secured Creditors have and are relying solely upon Grantor’s expertise and business plan in connection with the ownership and operation of the Mortgaged Property. Grantor is not relying on Beneficiary’s or any Secured Creditor’s expertise or business acumen in connection with the Mortgaged Property.
     3.8 Environmental and Hazardous Substances. The following representations and warranties of Grantor are made without regard to whether Beneficiary or any Secured Creditor has, or hereafter obtains, any knowledge or report of the environmental condition of the Mortgaged Property:
     (a) To Grantor’s knowledge, the Mortgaged Property and the operations conducted thereon do not violate any applicable Law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority or any restrictive covenant or deed restriction (recorded or otherwise), including without limitation all applicable zoning ordinances and building codes, flood disaster Laws and Environmental Laws;
     (b) Without limitation of subparagraph (a) immediately preceding, except as previously disclosed in writing to Beneficiary, to Grantor’s knowledge, the Mortgaged Property and operations conducted thereon by the current or prior owner or operator of such Mortgaged Property or operation, are not in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by any Governmental Authority or nongovernmental entity or Person or to any remedial obligations under any Environmental Law;
     (c) Grantor has used its best efforts to determine and has determined the extent of the existence of Hazardous Substances generated, placed, held, located, disposed of or otherwise released, on, under, from or about the Mortgaged Property and of any release, suspected release, or threatened release, thereof;
     (d) Grantor has not undertaken, permitted, authorized or suffered and will not undertake, permit, authorize or suffer, the presence, use, manufacture, handling, generation, transportation, storage, treatment, discharge, release, burial or disposal on, under, from or about the Mortgaged Property of any Hazardous Substance, or the transportation to or from the Mortgaged Property of any Hazardous Substance, except in compliance with applicable Laws, regulations and industry standards;
     (e) Except as otherwise previously disclosed to Beneficiary in writing, there is no pending or threatened litigation or proceeding before any Governmental Authority in which any Person alleges the presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance;

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     (f) Except as otherwise previously disclosed to Beneficiary in writing, Grantor has not received any notice and has no actual or constructive knowledge that any Governmental Authority or any employee or agent thereof has determined that there is or has been a presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance;
     (g) Except as previously disclosed to Beneficiary in writing, there have been no communications or agreements with any Governmental Authority or agency (federal, state or local) or any private Person, including, but not limited to, any prior owner or operator of the Mortgaged Property, relating in any way to any liability arising from, or the violation of any Law, regulation or industry standard relating to, the presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance except for communications made in the ordinary course of business in connection with permits, reports, and routine inspections issued, prepared or conducted by Government Authorities having jurisdiction over the Mortgaged Property;
     (h) Grantor will permit Beneficiary to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Substance and pay all attorneys’ fees incurred by Beneficiary in connection therewith;
     (i) Grantor has been issued all required federal, state and local licenses, certificates or permits relating to, and Grantor and its facilities, business assets, property, leaseholds and equipment are in compliance in all respects with all applicable federal, state and local Laws, rules and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous wastes or materials, or other environmental, health or safety matters;
     (j) Grantor has no material contingent liability in connection with any release or threatened release of any Hazardous Substance into the indoor or outdoor environment;
     (k) The use which Grantor or any owner or operator of the Mortgaged Property makes or intends to make of the Mortgaged Property will not result in any disposal or other release of any Hazardous Substance on, from, or to the Mortgaged Property which disposal or release would constitute a violation of any Environmental Law or any other applicable Law or regulation or industry standard.
Grantor recognizes and acknowledges that, in entering into the transactions evidenced by the Loan Documents and the other agreements evidencing or governing the Secured Obligations and making the extensions of credit creating Secured Obligations, Beneficiary and Secured Creditors

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are expressly and primarily relying on the truth and accuracy of the foregoing warranties and representations without any obligation to investigate the Mortgaged Property and notwithstanding any investigation of the Mortgaged Property by Beneficiary or any Secured Creditor; that such reliance exists on the part of Beneficiary and Secured Creditors prior thereto; that such warranties and representations are a material inducement to Secured Creditors in making the loans evidenced by the Notes, extending credit pursuant to the Loan Documents and extending credit creating Secured Obligations; and that Secured Creditors would not be willing to make the loans evidenced by the Notes, extending credit pursuant to the Loan Documents and extending credit creating Secured Obligations in the absence of any of such warranties and representations.
     3.9 No Litigation. Except as disclosed in writing to Beneficiary, there are no (i) actions, suits, or proceedings, at law or in equity, before any Governmental Authority or arbitrator pending or threatened against or affecting or involving the Mortgaged Property, or (ii) outstanding or unpaid judgments against the Mortgaged Property.
ARTICLE IV
AFFIRMATIVE COVENANTS
     Grantor hereby unconditionally covenants and agrees with Beneficiary, until the entire Indebtedness shall have been finally paid in full and all of the Obligations shall have been fully performed and discharged as follows:
     4.1 Compliance with Legal Requirements. Grantor will promptly and faithfully comply with, conform to, and obey all Legal Requirements, whether the same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of, the Mortgaged Property.
     4.2 First Lien Status. Grantor will protect the first lien and security interest status of this Deed of Trust and the other Loan Documents and will not permit to be created or to exist in respect of the Mortgaged Property or any part thereof any lien or security interest on a parity with, superior to, or inferior to any of the liens or security interests hereof, except for the Permitted Exceptions.
     4.3 Payment of Impositions. Grantor will duly pay and discharge, or cause to be paid and discharged, the Impositions not later than the earlier to occur of (i) the due date thereof, (ii) the day any fine, penalty, interest, or cost may be added thereto or imposed, or (iii) the day any lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item), and Grantor shall deliver to Beneficiary a written receipt evidencing the payment of the respective Imposition.
     4.4 Repair. Grantor will keep the Mortgaged Property in first-class order and condition and will make all repairs, replacements, renewals, additions, betterments, improvements, and alterations thereof and thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order and condition. Grantor will prevent any act,

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occurrence, or neglect which might impair the value or usefulness of the Mortgaged Property for its intended usage. In instances where repairs, replacements, renewals, additions, betterments, improvements, or alterations are required in and to the Mortgaged Property on an emergency basis to prevent loss, damage, waste, or destruction thereof, Grantor shall proceed to repair, replace, add to, better, improve, or alter same, or cause same to be repaired, replaced, added to, bettered, improved, or altered, notwithstanding anything to the contrary contained in Section 5.2 hereof; provided, however, that in instances where such emergency measures are to be taken, Grantor will notify Beneficiary in writing of the commencement of same and the measures to be taken, and, when same are completed, the completion date and the measures actually taken.
     4.5 Insurance. Grantor will obtain and maintain insurance upon and relating to the Mortgaged Property with such insurers, in such amounts and covering such risks as shall be satisfactory to Beneficiary, from time to time, including but not limited to: (i) owner’s and contractors’ policies of comprehensive general public liability insurance (including automobile coverage); (ii) hazard insurance against all risks of loss, including collapse, in an amount not less than the full replacement cost of all Improvements, including the cost of debris removal, with annual agreed amount endorsement and sufficient at all times to prevent Grantor from becoming a coinsurer; (iii) business interruption or rental loss insurance; (iv) if the Mortgaged Property is in a “Flood Hazard Area,” a flood insurance policy, or binder therefor, in an amount equal to the principal amount of the Notes and the maximum credit available pursuant to the Loan Documents and the other documents evidencing or governing the Secured Obligations or the maximum amount available under the Flood Disaster Protection Act of 1973, and regulations issued pursuant thereto, as amended from time to time, whichever is less, in form complying with the “insurance purchase requirement” of that Act; (v) workmen’s compensation insurance for Grantor and any general contractor performing any work on or with respect to the Mortgaged Property; and (vi) such other insurance, if any, as Beneficiary may require from time to time. Each insurance policy issued in connection herewith shall provide by way of endorsements, riders or otherwise that (a) with respect to liability insurance, it shall name Beneficiary as an additional insured, with respect to the other insurance, it shall be payable to Beneficiary as a mortgagee and not as a coinsured, and with respect to all policies of insurance carried by each Lessee for the benefit of Grantor, it shall be payable to Beneficiary as Beneficiary’s interest may appear; (b) the coverage of Beneficiary shall not be terminated, reduced, or affected in any manner regardless of any breach or violation by Grantor of any warranties, declarations, or conditions in such policy; (c) no such insurance policy shall be canceled, endorsed, altered, or reissued to effect a change in coverage for any reason and to any extent whatsoever unless such insurer shall have first given Beneficiary thirty (30) days’ prior written notice thereof; and (d) Beneficiary may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration, or reissuance, and such payments shall be accepted by the insurer to prevent same. Beneficiary shall be furnished with the original of each such initial policy coincident with the execution of this Deed of Trust and the original of each renewal policy not less than fifteen (15) days prior to the expiration of the initial, or each immediately preceding renewal policy, together with receipts or other evidence that the premiums thereon have been paid for one (1) year. Grantor shall furnish to Beneficiary, on or before thirty (30) days after the close of each of Grantor’s fiscal years, a statement certified by Grantor or a duly authorized officer of Grantor of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance.

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     4.6 Inspection. Grantor will permit Trustee and Beneficiary, and their agents, representatives, and employees, to inspect the Mortgaged Property at all reasonable times, with or without prior notice to Grantor.
     4.7 Payment for Labor and Materials. Grantor will promptly pay all bills for labor, materials, and specifically fabricated materials incurred in connection with the Mortgaged Property and never permit to exist in respect of the Mortgaged Property or any part thereof any lien or security interest, even though inferior to the liens and security interests hereof, for any such bill, and in any event never permit to be created or exist in respect of the Mortgaged Property or any part thereof any other or additional lien or security interest on a parity with, superior, or inferior to any of the liens or security interests hereof, except for the Permitted Exceptions.
     4.8 Further Assurances and Corrections. From time to time, at the request of Beneficiary, Grantor will (i) promptly correct any defect, error, or omission which may be discovered in the contents of this Deed of Trust or in any other Loan Document or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver, record and/or file such further instruments (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents or leases) and perform such further acts and provide such further assurances as may be necessary, desirable, or proper, in Beneficiary’s opinion, to carry out more effectively the purposes of this Deed of Trust and the Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof or thereof to be covered hereby or thereby, including without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Mortgaged Property; (iii) execute, acknowledge, deliver, procure, file, and/or record any document or instrument (including without limitation, any financing statement) deemed advisable by Beneficiary to protect the liens and the security interests herein granted against the rights or interests of third Persons; and (iv) pay all costs connected with any of the foregoing.
     4.9 Tax on Deed of Trust. At any time any Law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby, or upon the Indebtedness or any part thereof, Grantor will immediately pay all such taxes, provided that if such Law as enacted makes it unlawful for Grantor to pay such tax, Grantor shall not pay nor be obligated to pay such tax. Nevertheless, if a Law is enacted making it unlawful for Grantor to pay such taxes, then Grantor must prepay the Indebtedness in full within sixty (60) days after demand therefor by Beneficiary.
     4.10 Expenses. Subject to the provisions of Section 12.11 hereof, Grantor will pay on demand all and bona fide out-of-pocket costs, fees, and expenses and other expenditures, including, but not limited to, attorneys’ fees and expenses, paid or incurred by Beneficiary or Trustee to third parties incident to this Deed of Trust or any other Loan Document (including without limitation, attorneys’ fees and expenses in connection with the negotiation, preparation, and execution hereof and of any other Loan Document and any amendment hereto or thereto, any release hereof, any consent, approval or waiver hereunder or under any other Loan Document, the making of any advance under the Notes or extension of credit pursuant to the Loan Documents, and any suit to which Beneficiary or Trustee is a party involving this Deed of Trust

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or the Mortgaged Property) or incident to the enforcement of the Indebtedness or the Obligations or the exercise of any right or remedy of Beneficiary under any Loan Document.
     4.11 Delivery of Contracts. Grantor will deliver to Beneficiary a copy of each Contract promptly after the execution of same by all parties thereto. Within twenty (20) days after a request by Beneficiary, Grantor shall prepare and deliver to Beneficiary a complete listing of all Contracts, showing date, term, parties, subject matter, concessions, whether any defaults exist, and other information specified by Beneficiary, of or with respect to each of such Contracts, together with a copy thereof (if so requested by Beneficiary).
     4.12 Environment and Hazardous Substances. Grantor will:
     (a) except pursuant to and in compliance with applicable Environmental Laws and regulations and industry standards, not knowingly or recklessly use, generate, manufacture, produce, store, release, discharge, or dispose of on, under, from or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substance and will use its best efforts to prevent any other Person from doing so;
     (b) maintain the Mortgaged Property in compliance with all Environmental Laws and industry standards and upon discovery thereof promptly take corrective action to remedy any noncompliance with any Environmental Law or industry standard;
     (c) establish and maintain, at Grantor’s sole expense, a system to assure and monitor continued compliance with Environmental Laws and the presence of Hazardous Substances on the Mortgaged Property by any and all owners or operators of the Mortgaged Property, which system shall include (i) annual reviews of such compliance by employees or agents of Grantor who are familiar with the requirements of the Environmental Laws; (ii) at the request of Beneficiary, but no more than once each year, a detailed review of such compliance and of the environmental condition of the Mortgaged Property; (iii) an Environmental Report in scope satisfactory to Beneficiary and prepared by an environmental consultant approved in advance by Beneficiary; provided, however, that if any Environmental Report indicates a violation of any Environmental Law or a need for Remedial Work, such system shall include, at the request of Beneficiary, a detailed review of the status of such violation or Remedial Work (a “Supplemental Report”) prepared by such environmental consultant. Grantor shall furnish an Environmental Report or such Supplemental Report to Beneficiary within sixty (60) days after Beneficiary so requests, together with such additional information as Beneficiary may reasonably request;
     (d) give prompt written notices to Beneficiary of: (i) any proceeding or inquiry by any Governmental Authority or nongovernmental Person with respect to the presence of any Hazardous Substance on, under, from or about the Mortgaged Property or the migration thereof from or to other property; (ii) all claims made or threatened by any third party against Grantor or the Mortgaged Property or any other owner or operator of the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance; and (iii) Grantor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the

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Mortgaged Property or any part thereof to be subject to any investigation or cleanup of the Mortgaged Property pursuant to any Environmental Law or that could result in Grantor becoming liable for any cost related to any investigation or cleanup of such real property;
     (e) permit Beneficiary to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Substance and Grantor shall pay all attorneys’ fees incurred by Beneficiary in connection therewith;
     (f) PROTECT, INDEMNIFY AND HOLD HARMLESS TRUSTEE, BENEFICIARY AND EACH SECURED CREDITOR, THEIR RESPECTIVE PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSS, DAMAGE, COSTS, EXPENSE, ACTION, CAUSES OF ACTION, OR LIABILITY (INCLUDING ATTORNEYS’ FEES AND COSTS) (WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE, AND EXCLUDING ONLY LOSSES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OF ANY SUCH PERSON) DIRECTLY OR INDIRECTLY ARISING FROM OR ATTRIBUTABLE TO THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF A HAZARDOUS SUBSTANCE ON, UNDER, FROM OR ABOUT THE MORTGAGED PROPERTY, WHETHER KNOWN OR UNKNOWN AT THE TIME OF THE EXECUTION HEREOF, INCLUDING WITHOUT LIMITATION (I) ALL FORESEEABLE CONSEQUENTIAL DAMAGES OF ANY SUCH USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE; AND (II) THE COSTS OF ANY REQUIRED OR NECESSARY ENVIRONMENTAL INVESTIGATION OR MONITORING, ANY REPAIR, CLEANUP OR DETOXIFICATION OF THE MORTGAGED PROPERTY AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL OR OTHER REQUIRED PLANS. THIS COVENANT AND THE INDEMNITY CONTAINED HEREIN SHALL SURVIVE THE RELEASE OF ANY LIENS HELD BY TRUSTEE, BENEFICIARY AND EACH SECURED CREDITOR ON THE MORTGAGED PROPERTY, OR THE EXTINGUISHMENT OF SUCH LIENS BY FORECLOSURE OR ACTION IN LIEU THEREOF; AND
     (g) in the event that Remedial Work is reasonably necessary or desirable because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Mortgaged Property (or any portion thereof), within thirty (30) days after written demand for performance thereof by Beneficiary (or such shorter period of time as may be required under any applicable Law, regulation, order or agreement), commence and thereafter

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diligently prosecute to completion, all such Remedial Work; subject, however, to Grantor’s obtaining any necessary or desirable consent, concurrence or approval of any applicable Governmental Authority. All Remedial Work shall be performed by contractors under the supervision of a consulting engineer approved by Beneficiary. All costs and expenses of such Remedial Work shall be paid by Grantor including, without limitation, Beneficiary’s attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Grantor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Beneficiaries may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become part of the Indebtedness.
ARTICLE V
NEGATIVE COVENANTS
     Grantor hereby unconditionally covenants and agrees with Beneficiary until the entire Indebtedness shall have been finally paid and performed in full and all of the Obligations shall have been fully performed and discharged as follows:
     5.1 Use Violations. Grantor will not use, maintain, operate, or occupy, or allow the use, maintenance, operation, or occupancy of, the Mortgaged Property in any manner which (i) violates any Legal Requirement, (ii) may be dangerous unless safeguarded as required by Law and/or appropriate insurance, (iii) constitutes a public or private nuisance, or (iv) makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto.
     5.2 Waste; Alterations. Grantor will not commit or permit any waste or impairment of the Mortgaged Property and will not (subject to the provisions of Sections 4.3 and 4.6 hereof), without the prior written consent of Beneficiary, make or permit to be made any alterations or additions to the Mortgaged Property of a material nature.
     5.3 Replacement of Fixtures and Personalty. Grantor will not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest except as may be approved in writing by Beneficiary.
     5.4 Change in Zoning. Grantor will not seek or acquiesce in a zoning reclassification of all or any portion of the Mortgaged Property or grant or consent to any easement, dedication, plat, or restriction (or allow any easement to become enforceable by prescription), or any amendment or modification thereof, covering all or any portion of the Mortgaged Property, without Beneficiary’s prior written consent.
     5.5 No Drilling. Grantor will not, without the prior written consent of Beneficiary, permit any drilling or exploration for or extraction, removal, or production of, any Minerals from

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the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof.
     5.6 No Disposition. Grantor will not make a Disposition without obtaining Beneficiary’s prior written consent to the Disposition.
     5.7 No Subordinate Mortgages. Grantor will not create, place, or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain any Subordinate Mortgage regardless of whether such Subordinate Mortgage is expressly subordinate to the liens or security interests of the Loan Documents with respect to the Mortgaged Property, other than the Permitted Exceptions.
     5.8 Change of Entity; Address. Grantor shall not change the jurisdiction of its organization from the jurisdiction specified in the initial paragraph of this Deed of Trust, its type of entity from the type of entity specified in the initial paragraph of this Deed of Trust, its name from the name specified in the initial paragraph of this Deed of Trust, or its organizational identification number from the organizational number specified in the initial paragraph of this Deed of Trust, unless Grantor has delivered to Beneficiary 30 days prior written notice and taken such actions as Beneficiary may reasonably require with respect to such change. Absent such official written notice of a change in address for Grantor, then Beneficiary and Trustee shall be entitled for all purposes under this Deed of Trust to rely upon Grantor’s address as set forth in the initial paragraph of this Deed of Trust, as same may have been theretofore changed in accordance with the provisions hereof.
ARTICLE VI
EVENTS OF DEFAULT
     The term “Event of Default,” as used herein, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:
     6.1 False Representation. Any representation, warranty, or statement made by Grantor in, under, or pursuant to this Deed of Trust or any affidavit or other instrument executed or delivered with respect to this Deed of Trust or the Indebtedness is determined to be false or misleading in any material respect as of the date hereof or thereof or shall become so at any time prior to the final repayment and performance in full of the Indebtedness.
     6.2 No Further Encumbrances. Grantor creates, places, or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any Subordinate Mortgage, regardless of whether such Subordinate Mortgage is expressly subordinate to the liens or security interests of the Loan Documents, with respect to the Mortgaged Property, other than the Permitted Exceptions.
     6.3 Disposition of Mortgaged Property and Beneficial Interest in Grantor. Grantor makes a Disposition, without the prior written consent of Beneficiary.

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     6.4 Condemnation. Any condemnation proceeding is instituted or threatened which would, in Beneficiary’s sole judgment, materially impair the use and enjoyment of the Mortgaged Property for its intended purposes.
     6.5 Destruction of Improvements. The Mortgaged Property is demolished, destroyed, or substantially damaged so that, in Beneficiary’s sole judgment, it cannot be restored or rebuilt with available funds to the condition existing immediately prior to such demolition, destruction, or damage within a reasonable period of time.
     6.6 Abandonment. Grantor abandons all or any portion of the Mortgaged Property.
     6.7 Event of Default in Loan Documents. An Event of Default as defined in any of the Loan Documents.
ARTICLE VII
REMEDIES
     7.1 Beneficiary’s Remedies Upon Default. Upon the occurrence of an Event of Default or any event or circumstance which, with the lapse of time, or the giving of notice, or both, would constitute an Event of Default, Beneficiary may, at Beneficiary’s option, and by or through Trustee, by Beneficiary itself or otherwise, do any one or more of the following:
     (a) Right to Perform Grantor’s Covenants. If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust or the other Loan Documents, Beneficiary may, but shall not be obligated to any Person to do so, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be and become a part of the Indebtedness, and Grantor promises, upon demand, to pay to Beneficiary, at the place where the Notes are payable, all sums so advanced or paid by Beneficiary, with interest from the date when paid or incurred by Beneficiary at the Default Rate. No such payment by Beneficiary shall constitute a waiver of any Event of Default. In addition to the liens and security interests hereof, Beneficiary shall be subrogated to all rights, titles, liens, and security interests securing the payment of any debt, claim, tax, or assessment for the payment of which Beneficiary may make an advance, or which Beneficiary may pay.
     (b) Right of Entry. Beneficiary may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Mortgaged Property, or any part thereof, and take exclusive possession of the Mortgaged Property and of all books, records, and accounts relating thereto and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection, or preservation of the Mortgaged Property, including without limitation the right to rent the same for the account of Grantor and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property and to apply the remainder of such Rents on the Indebtedness in such manner as

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Beneficiary may elect. All such costs, expenses, and liabilities incurred by Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Grantor and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness. If necessary to obtain the possession provided for above, Beneficiary may invoke any and all legal remedies to dispossess Grantor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by Beneficiary pursuant to this subsection, neither Beneficiary nor any Secured Creditor shall be liable for any loss sustained by Grantor resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of Beneficiary in managing the Mortgaged Property unless such loss is caused by the willful misconduct of Beneficiary, nor shall Beneficiary be obligated to perform or discharge any obligation, duty, or liability under any Space Lease or under or by reason hereof or the exercise of rights or remedies hereunder. Should Beneficiary incur any such liability, the amount thereof, including without limitation costs, expenses, and attorneys’ fees, together with interest thereon from the date of expenditure until paid at the Default Rate, shall be secured hereby, and Grantor shall reimburse Beneficiary therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation, or responsibility upon Beneficiary or any Secured Creditor for the control, care, management, leasing, or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such Space Lease; nor shall it operate to make Beneficiary or any Secured Creditor responsible or liable for any waste committed on the Mortgaged Property by the tenants or by any other parties, or for any Hazardous Substance on or under the Mortgaged Property, or for any dangerous or defective condition of the Mortgaged Property or for any negligence in the management, leasing, upkeep, repair, or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger. Grantor hereby assents to, ratifies, and confirms any and all actions of Beneficiary with respect to the Mortgaged Property taken under this subsection.
     The remedies in this subsection are in addition to other remedies available to Beneficiary and the exercise of the remedies in this subsection shall not be deemed to be an election of nonjudicial or judicial remedies otherwise available to Beneficiary. The remedies in this Article VII are available under and governed by the real property Laws of North Carolina and are not governed by the personal property Laws of North Carolina, including but not limited to, the power to dispose of personal property in a commercially reasonable manner under Section 9.610 of the UCC. No action by Beneficiary, taken pursuant to this subsection, shall be deemed to be an election to dispose of personal property under Section 9.621 of the UCC. Any receipt of consideration received by Beneficiary pursuant to this subsection shall be immediately credited against the Indebtedness (in the order provided in the Loan Documents) and the value of said consideration shall be treated like any other payment against the Indebtedness.
     (c) Right to Accelerate. As provided in the Term Credit Agreement and the Existing Credit Agreement and the other documents evidencing the Secured Obligations, Beneficiary or Secured Creditors (in such number as may be required by the Term Credit

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Agreement and the Existing Credit Agreement) may, without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Grantor and all other parties obligated in any manner whatsoever on the Indebtedness, declare the entire unpaid balance of the Indebtedness immediately due and payable, and upon such declaration, the entire unpaid balance of the Indebtedness shall be immediately due and payable. The Term Credit Agreement and the Existing Credit Agreement also provide for circumstances in which the Indebtedness is automatically accelerated without any action by Beneficiary or any Secured Creditor. The failure to exercise any remedy available to Beneficiary or any Secured Creditor shall not be deemed to be a waiver of any rights or remedies of Beneficiary or any Secured Creditor under the Loan Documents or any document evidencing or governing the Secured Obligations, at law or in equity.
(d) Foreclosure-Power of Sale. Beneficiary may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:
     (1) Public Sale. Trustee is hereby authorized and empowered, and it shall be Trustee’s special duty, upon such request of Beneficiary, to sell the Mortgaged Property, or any part thereof, in accordance with the applicable requirements, at the time of the sale, of the statute or statutes governing sales of North Carolina real property under powers of sale conferred by deeds of trust or otherwise.
     (2) Right to Require Proof of Financial Ability and/or Cash Bid. At any time during the bidding, Trustee may require a bidding party (A) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (B) to demonstrate reasonable evidence of the bidding party’s financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party (the “Questioned Bidder”) declines to comply with Trustee’s requirement in this regard, or if such Questioned Bidder does respond but Trustee, in Trustee’s sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then Trustee may continue the bidding with reservation; and in such event (1) Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (2) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to Trustee, all bids by the Questioned Bidder shall be null and void. Trustee may, in Trustee’s sole and absolute discretion, determine that a credit bid may be in the best interest of Grantor and Beneficiary, and elect to sell the Mortgaged Property for credit or for a combination of cash and credit; provided, however, that Trustee shall have no obligation to accept any bid except an all cash bid. In the event

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Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.
     (3) Sale Subject to Unmatured Indebtedness. In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default is made in the payment of any installment or any performance of the Indebtedness, Beneficiary may, at Beneficiary’s option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Indebtedness to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Mortgaged Property subject to such unmatured Indebtedness and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Indebtedness, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Indebtedness may be made hereunder whenever there is a default in the payment of any installment or any performance of the Indebtedness, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Indebtedness or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment or any performance of the Indebtedness.
     (4) Partial Foreclosure. Sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Indebtedness is finally paid and performed in full and the Obligations are performed and discharged in full. It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Beneficiary, sell not only the Land and the Improvements, but also the Fixtures and Personalty and other interests constituting a part of the Mortgaged Property or any part thereof, along with the Land and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Mortgaged Property separately from the remainder of the Mortgaged Property. It shall not be necessary to have present or to exhibit at any sale any of the Mortgaged Property.
     (5) Trustee’s Deeds. After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Grantor, conveying the Mortgaged Property or any part thereof so sold to the purchaser or purchasers with general warranty of title by Grantor. It is agreed that in any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, the occurrence or existence of any Event of Default, the notice of intention to accelerate, or acceleration of, the maturity of the Indebtedness, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of

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the money realized therefrom, the due and proper appointment of a substitute trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Beneficiary or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.
     (e) Beneficiary’s Judicial Remedies. Beneficiary, or Trustee, upon written request of Beneficiary, may proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Indebtedness and the performance and discharge of the Obligations in accordance with the terms hereof, of the Notes, and the other Loan Documents, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to Beneficiary with respect to the Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of Beneficiary.
     (f) Beneficiary’s Right to Appointment of Receiver. Beneficiary, as a matter of right and without regard to the sufficiency of the security for repayment and performance of the Indebtedness and performance and discharge of the Obligations, without notice to Grantor and without any showing of insolvency, fraud, or mismanagement on the part of Grantor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property or any part thereof, and of the Rents, and Grantor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.
     (g) Beneficiary’s Uniform Commercial Code Remedies. Beneficiary may exercise its rights of enforcement with respect to Fixtures and Personalty under the UCC, and in conjunction with, in addition to or in substitution for the rights and remedies under the UCC Beneficiary may and Grantor agrees as follows:
     (1) without demand or notice to Grantor, enter upon the Mortgaged Property to take possession of, assemble, receive, and collect the Personalty, or any part thereof, or to render it unusable; and
     (2) Beneficiary may require Grantor to assemble the Personalty and make it available at a place Beneficiary designates which is mutually convenient to allow Beneficiary to take possession or dispose of the Personalty; and
     (3) written notice mailed to Grantor as provided herein at least ten (10) days prior to the date of public sale of the Personalty or prior to the date after

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which private sale of the Personalty will be made shall constitute reasonable notice; and
     (4) any sale made pursuant to the provisions of this subsection shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the other Mortgaged Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Personalty hereunder as is required for such sale of the other Mortgaged Property under power of sale, and such sale shall be deemed to be pursuant to a security agreement covering both real and personal property under Section 9.604 of the UCC; and
     (5) in the event of a foreclosure sale, whether made by Trustee under the terms hereof, or under judgment of a court, the Personalty and the other Mortgaged Property may, at the option of Beneficiary, be sold as a whole; and
     (6) it shall not be necessary that Beneficiary take possession of the Personalty, or any part thereof, prior to the time that any sale pursuant to the provisions of this subsection is conducted, and it shall not be necessary that the Personalty or any part thereof be present at the location of such sale; and
     (7) prior to application of proceeds of disposition of the Personalty to the Indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like, and the reasonable attorneys’ fees and legal expenses incurred by Beneficiary; and
     (8) after notification, if any, hereafter provided in this subsection, Beneficiary may sell, lease, or otherwise dispose of the Personalty, or any part thereof, in one or more parcels at public or private sale or sales, at Beneficiary’s offices or elsewhere, for cash, on credit, or for future delivery. Upon the request of Beneficiary, Grantor shall assemble the Personalty and make it available to Beneficiary at any place designated by Beneficiary that is reasonably convenient to Grantor and Beneficiary. Grantor agrees that Beneficiary shall not be obligated to give more than ten (10) days’ written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Grantor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys’ fees, legal expenses, and all other costs and expenses incurred by Beneficiary in connection with the collection of the Indebtedness and the enforcement of Beneficiary’s and Secured Creditors’ rights under the Loan Documents. Beneficiary shall apply the proceeds of the sale of the Personalty against the Indebtedness in accordance with the provisions of Section 7.4 of this Deed of Trust. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Personalty are insufficient to pay and perform the Indebtedness in full. Grantor waives all rights of marshalling in respect of the Personalty; and

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     (9) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder, the nonpayment of the Indebtedness, the occurrence of any Event of Default, Beneficiary having declared all or a portion of such Indebtedness to be due and payable, the notice of time, place, and terms of sale and of the properties to be sold having been duly given, or any other act or thing having been duly done by Beneficiary, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and
     (10) Beneficiary may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of Beneficiary.
     (h) Rights Relating to Space Leases and Rents. Grantor has, pursuant to Article IX of this Deed of Trust, assigned, as collateral, to Beneficiary all Rents under each of the Space Leases covering all or any portion of the Mortgaged Property. Beneficiary, or Trustee on Beneficiary’s behalf, may at any time, and without notice, either in person, by agent, or by receiver to be appointed by a court, enter and take possession of the Mortgaged Property or any part thereof, and in its own name, sue for or otherwise collect the Rents. Grantor hereby agrees with Beneficiary, upon notice from Trustee or Beneficiary to Grantor of the occurrence of an Event of Default, terminate the limited license granted to Grantor in Section 9.2 hereof, and thereafter direct the lessees under the Space Leases to pay direct to Beneficiary the Rents due and to become due under the Space Leases and attorn in respect of all other obligations thereunder direct to Beneficiary, or Trustee on Beneficiary’s behalf, without any obligation on their part to determine whether an Event of Default does in fact exist or has in fact occurred. All Rents collected by Beneficiary, or Trustee acting on Beneficiary’s behalf, shall be applied as provided for in Section 7.4 of this Deed of Trust; provided, however, that if the costs, expenses, and attorneys’ fees shall exceed the amount of Rents collected, the excess shall be added to the Indebtedness, shall bear interest at the Default Rate, and shall be immediately due and payable. The entering upon and taking possession of the Mortgaged Property, the collection of Rents, and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default, if any, hereunder nor invalidate any act done pursuant to such notice, except to the extent any such default is fully cured. Failure or discontinuance by Beneficiary, or Trustee on Beneficiary’s behalf, at any time or from time to time, to collect said Rents shall not in any manner impair the subsequent enforcement by Beneficiary, or Trustee on Beneficiary’s behalf, of the right, power and authority herein conferred upon it. Nothing contained herein, nor the exercise of any right, power, or authority herein granted to Beneficiary, or Trustee on Beneficiary’s behalf, shall be, or shall be construed to be, an affirmation by it of any tenancy, lease, or option, nor an assumption of liability under, nor the subordination of, the lien or charge of this Deed of Trust, to any such tenancy, lease, or option, nor an election of judicial relief, if any such relief is requested or obtained as to Space Leases or Rents, with respect to the Mortgaged Property or any other collateral given by Grantor to Beneficiary. In addition, from time to time Beneficiary may elect, and notice hereby is given to each lessee under any Space Lease, to subordinate the lien of this Deed of Trust to any Space

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Lease by unilaterally executing and recording an instrument of subordination, and upon such election the lien of this Deed of Trust shall be subordinate to the Space Lease identified in such instrument of subordination; provided, however, in each instance such subordination will not affect or be applicable to, and expressly excludes any lien, charge, encumbrance, security interest, claim, easement, restriction, option, covenant and other rights, titles, interests or estates of any nature whatsoever with respect to all or any portion of the Mortgaged Property to the extent that the same may have arisen or intervened during the period between the recordation of this Deed of Trust and the execution of the Space Lease identified in such instrument of subordination.
     (i) Other Rights. Beneficiary (i) may surrender the insurance policies maintained pursuant to Section 4.7 hereof or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Indebtedness, in accordance with the provisions of Section 7.4 hereof, and, in connection therewith, Grantor hereby appoints Beneficiary as agent and attorney-in-fact (which, together with each other power of attorney herein granted, is coupled with an interest and is therefore irrevocable) for Grantor to collect such premiums; and (ii) apply the reserve for Impositions and insurance premiums, if any, required by the provisions of this Deed of Trust, toward payment of the Indebtedness; and (iii) shall have and may exercise any and all other rights and remedies which Beneficiary may have at law or in equity, or by virtue of any Loan Document or under the UCC, or otherwise.
     (j) Beneficiary as Purchaser. Beneficiary may be the purchaser of the Mortgaged Property or any part thereof, at any sale thereof, whether such sale be under the power of sale herein vested in Trustee or upon any other foreclosure of the liens and security interests hereof, or otherwise, and Beneficiary shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the liens and security interests hereof, unless the sale was made subject to an unmatured portion of the Indebtedness. Beneficiary, as purchaser, shall be treated in the same manner as any third party purchaser and the proceeds of Beneficiary’s purchase shall be applied in accordance with Section 7.4 of this Deed of Trust.
     7.2 Other Rights of Beneficiary. Should any part of the Mortgaged Property come into the possession of Beneficiary, whether before or after default, Beneficiary may (for itself or by or through other Persons) hold, lease, manage, use, or operate the Mortgaged Property for such time and upon such terms as Beneficiary may deem prudent under the circumstances (making such repairs, alterations, additions, and improvements thereto and taking such other action as Beneficiary may from time to time deem necessary or desirable) for the purpose of preserving the Mortgaged Property or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Beneficiary in respect of the Mortgaged Property. Grantor covenants to promptly reimburse and pay to Beneficiary on demand, at the place where the Notes are payable, the amount of all expenses (including without limitation the cost of any insurance, Impositions, or other charges) incurred by Beneficiary in connection with Beneficiary’s custody, preservation, use, or operation of the Mortgaged Property, together with interest thereon from the date incurred by Beneficiary at the Default Rate; and all such expenses, costs, taxes, interest, and other charges shall be and become a part of the Indebtedness. It is agreed, however, that the risk of loss or damage to the Mortgaged

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Property is on Grantor, and Beneficiary shall have no liability whatsoever for decline in value of the Mortgaged Property, for failure to obtain or maintain insurance, or for failure to determine whether insurance in force is adequate as to amount or as to the risks insured. Possession by Beneficiary shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Mortgaged Property or collateral not in Beneficiary’s possession.
     7.3 Possession After Foreclosure. If the liens or security interests hereof shall be foreclosed by power of sale granted herein, by judicial action, or otherwise, the purchaser at any such sale shall receive, as an incident to purchaser’s ownership, immediate possession of the property purchased, and if Grantor or Grantor’s successors shall hold possession of said property or any part thereof subsequent to foreclosure, Grantor and Grantor’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the portion of the Mortgaged Property so occupied and sold to such purchaser), and anyone occupying such portion of the Mortgaged Property, after demand is made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of Law, and all damages by reason thereof are hereby expressly waived.
     7.4 Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Article VII, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Beneficiary from the Mortgaged Property, or the reserve for Impositions and insurance premiums, if any, required by the provisions of this Deed of Trust or sums received pursuant to Section 8.1 hereof, or proceeds from insurance which Beneficiary elects to apply to the Indebtedness pursuant to Section 8.2 hereof, shall be applied by Trustee, or by Beneficiary, as the case may be, to the Indebtedness in the following order and priority: (i) to the payment of all expenses of advertising, selling, and conveying the Mortgaged Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums, or other sums including reasonable attorneys’ fees and a reasonable fee or commission to Trustee, not to exceed five percent (5%) of the proceeds thereof or sums so received; (ii) to the remainder of the Indebtedness in the order as provided in the Term Credit Agreement and the Existing Credit Agreement; (iii) the balance, if any and to the extent applicable, remaining after the full and final payment of the Indebtedness and full performance and discharge of the Obligations to the holder or beneficiary of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Trustee and Beneficiary shall hereby be entitled to rely exclusively upon a commitment for title insurance issued to determine such priority); and (iv) the cash balance, if any, to Grantor. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Indebtedness like any other payment. The balance of the Indebtedness remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Notes or the other Loan Documents.
     7.5 Abandonment of Sale. In the event a foreclosure hereunder is commenced by Trustee in accordance with Subsection 7.1(d) hereof, at any time before the sale, Trustee may abandon the sale, and Beneficiary may then institute suit for the collection of the Indebtedness and for the foreclosure of the liens and security interests hereof and of the Loan Documents. If Beneficiary should institute a suit for the collection of the Indebtedness and for a foreclosure of the liens and security interests, Beneficiary may, at any time before the entry of a final judgment

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in said suit, dismiss the same and require Trustee to sell the Mortgaged Property or any part thereof in accordance with the provisions of this Deed of Trust.
     7.6 Payment of Fees. If the Notes or any other part of the Indebtedness shall be collected or if any of the Obligations shall be enforced by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for collection after maturity, whether matured by the expiration of time or as provided in the Loan Documents of other documents evidencing or governing the Secured Obligations or by an option given to Beneficiary or Secured Creditors to mature same, or if Beneficiary becomes a party to any suit where this Deed of Trust or the Mortgaged Property or any part thereof is involved, Grantor agrees to pay Beneficiary’s attorneys’ fees and expenses incurred, and such fees shall be and become a part of the Indebtedness and shall bear interest from the date such costs are incurred at the Default Rate.
     7.7 Miscellaneous.
     (a) In case Beneficiary shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do and, in such event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.
     (b) In addition to the remedies set forth in this Article, upon the occurrence of an Event of Default, Beneficiary and Trustee shall, in addition, have all other remedies available to them at law or in equity.
     (c) All rights, remedies, and recourses of Beneficiary granted in the Notes, this Deed of Trust, the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Grantor, the Mortgaged Property, or any one or more of them, at the sole discretion of Beneficiary; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Beneficiary exercising or pursuing any remedy in relation to the Mortgaged Property prior to Beneficiary bringing suit to recover the Indebtedness or suit on the Obligations; and (vi) in the event Beneficiary elects to bring suit on the Indebtedness and/or the Obligations and obtains a judgment against Grantor prior to exercising any remedies in relation to the Mortgaged Property, all liens and security interests, including the lien of this Deed of Trust, shall remain in full force and effect and may be exercised at Beneficiary’s option.
     (d) Beneficiary may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Deed of Trust

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or the other Loan Documents or affecting the obligations of Grantor or any other party to pay or perform the Indebtedness or perform and discharge the Obligations. For payment or performance of the Indebtedness, Beneficiary may resort to any of the collateral therefor in such order and manner as Beneficiary may elect. No collateral heretofore, herewith, or hereafter taken by Beneficiary shall in any manner impair or affect the collateral given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.
     (e) Grantor hereby irrevocably and unconditionally waives and releases: (i) all benefits that might accrue to Grantor by virtue of any present or future Law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; (ii) all notices of any Event of Default or of Trustee’s exercise of any right, remedy, or recourse provided for under the Loan Documents; and (iii) any right to a marshalling of assets or a sale in inverse order of alienation.
     (f) Grantor and Beneficiary mutually agree that there are no, nor shall there be any, implied covenants of good faith and fair dealing or other similar covenants or agreements in this Deed of Trust and the other Loan Documents. All agreed contractual duties are set forth in this Deed of Trust, the Notes, and the other Loan Documents.
     (g) The remedies in this Article VII are available under and governed by the real property Laws of North Carolina and are not governed by the personal property Laws of North Carolina, including but not limited to, the power to dispose of personal property in a commercially reasonable manner under Section 9.610 of the UCC.
     7.8 Waiver of Deficiency Statute.
     (a) In the event an interest in any of the Mortgaged Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees as follows. To the extent permitted by Law, Grantor agrees that Beneficiary and Secured Creditors shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Notes and the other Indebtedness equal to the difference between the amount owing on the Notes and the other Indebtedness and the amount for which the Mortgaged Property was sold pursuant to judicial or nonjudicial foreclosure sale. Grantor expressly recognizes that this section constitutes a waiver of any Law which would otherwise permit Grantor and other Persons against whom recovery of deficiencies is sought or each Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Grantor, Guarantor, and others against whom recovery of a deficiency is sought.

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     (b) Alternatively, in the event the waiver provided for in subsection (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in any legal proceedings with respect to the Mortgaged Property: (i) the Mortgaged Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Mortgaged Property for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, brokerage commissions, title insurance, a survey of the Mortgaged Property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by Persons having at least five (5) years experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.
ARTICLE VIII
SPECIAL PROVISIONS
     8.1 Condemnation Proceeds. Beneficiary shall be entitled to receive any and all sums which may be awarded and become payable to Grantor for condemnation of the Mortgaged Property or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for damages caused by public works or construction on or near the Mortgaged Property. All such sums are hereby assigned to Beneficiary, and Grantor shall, upon request of Beneficiary, make, execute, acknowledge, and deliver any and all additional assignments and documents as may be necessary from time to time to enable Beneficiary to collect and receipt for any such sums. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums. Any sums received by Beneficiary as a result of condemnation shall be applied to the Indebtedness in accordance with the provisions of Section 7.4 hereof.
     8.2 Insurance Proceeds. The proceeds of any and all insurance upon the Mortgaged Property (other than proceeds of general public liability insurance) shall be collected by Beneficiary, and Beneficiary shall have the option, in Beneficiary’s sole discretion, to apply any proceeds so collected either to the restoration of the Mortgaged Property, in the amounts,

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manner, method and pursuant to such requirements and documents as Beneficiary may require, or to the liquidation of the Indebtedness in accordance with the provisions of Section 7.4 hereof.
     8.3 Reserve for Impositions and Insurance Premiums. At Beneficiary’s request, Grantor shall create a fund or reserve for the payment of all insurance premiums and Impositions against or affecting the Mortgaged Property by paying to Beneficiary, on the first day of each calendar month prior to the maturity of the Notes, a sum equal to the premiums that will next become due and payable on the insurance policies covering Grantor, the Mortgaged Property or any part thereof or such other insurance policies required hereby or by the Loan Documents, plus Impositions next due on the Mortgaged Property or any part thereof as estimated by Beneficiary, less all sums paid previously to Beneficiary therefor, divided by the number of months to elapse before one month prior to the date when each of such premiums and Impositions will become due, such sums to be held by Beneficiary without interest to Grantor, unless interest is required by applicable Law, for the purposes of paying such premiums and Impositions. Any excess reserve shall, at the discretion of Beneficiary, be credited by Beneficiary on subsequent reserve payments or subsequent payments to be made on the Notes by the maker thereof and the other Indebtedness, and any deficiency shall be paid by Grantor to Beneficiary on or before the date when Beneficiary demands such payment to be made, but in no event after the date when such premiums and Impositions shall become delinquent. In the event there exists a deficiency in such fund or reserve at any time when Impositions or insurance premiums are due and payable, Beneficiary may, but shall not be obligated to, advance the amount of such deficiency on behalf of Grantor and such amounts so advanced shall become a part of the Indebtedness, shall be immediately due and payable, and shall bear interest at the Default Rate from the date of such advance through and including the date of repayment. Transfer of legal title to the Mortgaged Property shall automatically transfer to the holder of legal title to the Mortgaged Property the interest of Grantor in all sums deposited with Beneficiary under the provisions hereof or otherwise.
     8.4 INDEMNITY. GRANTOR SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS BENEFICIARY, TRUSTEE AND SECURED CREDITORS, THEIR PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, AND ASSIGNS FROM AND AGAINST ANY AND ALL LIABILITY, DAMAGE, LOSS, COST, OR EXPENSE (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES), ACTION, CAUSE OF ACTION, PROCEEDING, CLAIM OR DISPUTE INCURRED OR SUFFERED BY BENEFICIARY, TRUSTEE OR A SECURED CREDITOR, WHETHER VOLUNTARILY OR INVOLUNTARILY INCURRED OR SUFFERED, IN RESPECT OF THE FOLLOWING:
     (1) ANY LITIGATION CONCERNING THIS DEED OF TRUST, THE OTHER LOAN DOCUMENTS OR THE MORTGAGED PROPERTY, OR ANY INTEREST OF GRANTOR, TRUSTEE OR BENEFICIARY THEREIN, OR THE RIGHT OF OCCUPANCY THEREOF BY GRANTOR OR BENEFICIARY, WHETHER OR NOT ANY SUCH LITIGATION IS PROSECUTED TO A FINAL, NON-APPEALABLE JUDGMENT;

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     (2) ANY DISPUTE, INCLUDING DISPUTES AS TO THE DISBURSEMENT OF PROCEEDS OF THE NOTES NOT YET DISBURSED OR THE USE OF ANY PROCEEDS OF INDEBTEDNESS, AMONG OR BETWEEN ANY OF THE CONSTITUENT PARTIES OR OTHER PARTNERS OR VENTURERS OF GRANTOR IF GRANTOR IS A GENERAL OR LIMITED PARTNERSHIP, OR AMONG OR BETWEEN ANY EMPLOYEES, OFFICERS, DIRECTORS OR SHAREHOLDERS OF GRANTOR IF GRANTOR IS A CORPORATION, OR AMONG OR BETWEEN ANY MEMBERS, TRUSTEES OR OTHER RESPONSIBLE PARTIES IF GRANTOR IS AN ASSOCIATION, TRUST OR OTHER ENTITY;
     (3) ANY ACTION TAKEN OR NOT TAKEN BY BENEFICIARY OR TRUSTEE WHICH IS ALLOWED OR PERMITTED UNDER THIS DEED OF TRUST OR ANY OF THE OTHER LOAN DOCUMENTS RELATING TO GRANTOR, THE MORTGAGED PROPERTY, ANY CONSTITUENT PARTIES OR OTHERWISE IN CONNECTION WITH THE LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATION, THE PROTECTION OR ENFORCEMENT OF ANY LIEN, SECURITY INTEREST, ASSIGNMENT AND/OR ENFORCEMENT OF THE ASSIGNMENT OF LEASES AND RENTS, OR OTHER RIGHT, REMEDY OR RECOURSE CREATED OR AFFORDED BY THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS;
     (4) THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF A HAZARDOUS SUBSTANCE ON, UNDER OR ABOUT THE MORTGAGED PROPERTY, WHETHER KNOWN OR UNKNOWN AT THE TIME OF THE EXECUTION HEREOF, INCLUDING WITHOUT LIMITATION (i) ALL FORESEEABLE CONSEQUENTIAL DAMAGES OF ANY SUCH USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE, AND (ii) THE COSTS OF ANY REQUIRED OR NECESSARY ENVIRONMENTAL INVESTIGATION OR MONITORING, ANY REPAIR, CLEANUP, OR DETOXIFICATION OF THE MORTGAGED PROPERTY, AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL, OR OTHER REQUIRED PLANS;
     (5) THE EXERCISE OF THE RIGHTS OR REMEDIES UNDER SECTION 7.1(b) HEREOF, AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST BENEFICIARY OR ANY SECURED CREDITOR BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS CONTAINED IN ANY SPACE LEASE; AND
     (6) ANY ACTION BROUGHT BY BENEFICIARY, TRUSTEE OR ANY SECURED CREDITOR AGAINST GRANTOR UNDER THIS DEED OF

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TRUST OR THE OTHER LOAN DOCUMENTS, WHETHER OR NOT SUCH ACTION IS PROSECUTED TO A FINAL, NON-APPEALABLE JUDGMENT.
BENEFICIARY AND/OR TRUSTEE MAY EMPLOY AN ATTORNEY OR ATTORNEYS TO PROTEST OR ENFORCE ITS RIGHTS, REMEDIES AND RECOURSES UNDER THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS, AND TO ADVISE AND DEFEND BENEFICIARY AND/OR TRUSTEE WITH RESPECT TO ANY SUCH ACTIONS AND OTHER MATTERS. GRANTOR SHALL REIMBURSE BENEFICIARY AND/OR TRUSTEE FOR THEIR RESPECTIVE ATTORNEYS’ FEES AND EXPENSES (INCLUDING EXPENSES AND COSTS FOR EXPERTS) IMMEDIATELY UPON RECEIPT OF A WRITTEN DEMAND THEREFOR, WHETHER ON A MONTHLY OR OTHER TIME INTERVAL, AND WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED OR CONCLUDED. ALL OTHER REIMBURSEMENT AND INDEMNITY OBLIGATIONS HEREUNDER SHALL BECOME DUE AND PAYABLE WHEN ACTUALLY INCURRED BY BENEFICIARY AND/OR TRUSTEE. ANY PAYMENTS NOT MADE WITHIN FIVE (5) DAYS AFTER WRITTEN DEMAND THEREFOR SHALL BEAR INTEREST AT THE DEFAULT RATE FROM THE DATE OF SUCH DEMAND UNTIL FULLY PAID. THE PROVISIONS OF THIS SECTION 8.4 SHALL SURVIVE REPAYMENT OF THE INDEBTEDNESS AND PERFORMANCE OF THE OBLIGATIONS, THE RELEASE OF THE LIEN OF THIS DEED OF TRUST, ANY FORECLOSURE (OR ACTION IN LIEU OF FORECLOSURE) AND THE EXERCISE BY BENEFICIARY OF ANY AND ALL REMEDIES SET FORTH HEREIN OR IN THE LOAN DOCUMENTS.
     8.5 Subrogation. Grantor waives any and all right to claim, recover, or subrogation against Beneficiary and Secured Creditors or their respective officers, directors, employees, agents, attorneys, or representatives for loss or damage to Grantor, the Mortgaged Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of the Loan Documents.
     8.6 Waiver of Setoff. The Indebtedness, or any part thereof, shall be paid by Grantor without notice, demand, counterclaim, setoff, deduction, or defense and without abatement, suspension, deferment, diminution, or reduction by reason of: (i) any damage to, destruction of, or any condemnation or similar taking of the Mortgaged Property; (ii) any restriction or prevention of or interference with any use of the Mortgaged Property; (iii) any title defect or encumbrance or any eviction from the Mortgaged Property by superior title or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, or other like proceeding relating to Trustee, Beneficiary, any Secured Creditor, or Grantor, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, any Secured Creditor or Grantor, or by any court, in any such proceeding; (v) any claim which Grantor has or might have against Trustee, Beneficiary or any Secured Creditor; (vi) any default or failure on the part of Beneficiary or any Secured Creditor to perform or comply with any of the terms hereof or of any other agreement with Grantor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Grantor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Grantor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution, or reduction of the Indebtedness.

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     8.7 Setoff. Beneficiary and each Secured Creditor shall be entitled to exercise both the rights of setoff and banker’s lien, if applicable, against the interest of Grantor in and to each and every account and other property of Grantor which are in the possession of Beneficiary or such Secured Creditor to the full extent of the outstanding balance of the Indebtedness.
ARTICLE IX
ASSIGNMENT OF SPACE LEASES AND RENTS
     9.1 Assignment. For Ten Dollars ($10.00) and other good and valuable consideration, including the Indebtedness, the receipt and sufficiency of which are hereby acknowledged and confessed, Grantor has GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto Beneficiary, as security for the payment and performance of the Indebtedness and the performance and discharge of the Obligations, the Space Leases and the Rents subject only to the Permitted Exceptions applicable thereto and the License (herein defined); TO HAVE AND TO HOLD the Space Leases and the Rents unto Beneficiary, forever, and Grantor does hereby bind itself, its successors, and assigns to warrant and forever defend the title to the Space Leases and the Rents unto Beneficiary against every Person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Grantor shall pay or cause to be paid and performed the Indebtedness as and when same shall become due and payable and shall perform and discharge or cause to be performed and discharged the Obligations on or before the date same are to be performed and discharged, then this assignment shall terminate and be of no further force and effect, and all rights, titles, and interests conveyed pursuant to this assignment shall become vested in Grantor without the necessity of any further act or requirement by Grantor, Trustee, or Beneficiary.
     9.2 Limited License. Beneficiary hereby grants to Grantor a limited license (the “License”), nonexclusive with the rights of Beneficiary reserved in Section 9.4 hereof, to exercise and enjoy all incidences of the status of a lessor of the Space Leases and the Rents, including without limitation, the right to collect, demand, sue for, attach, levy, recover, and receive the Rents, and to give proper receipts, releases, and acquittances therefor. Grantor hereby agrees to receive all Rents and hold the same as a trust fund to be applied, and to apply the Rents so collected, first to the payment and performance of the Indebtedness, next to the payment of the Impositions, and then to the performance and discharge of the Obligations. Thereafter, Grantor may use the balance of the Rent collected in any manner not inconsistent with the Loan Documents.
     9.3 Enforcement of Space Leases. So long as the License is in effect, Grantor shall (i) submit any and all proposed Space Leases to Beneficiary for approval prior to the execution thereof, (ii) duly and punctually perform and comply with any and all representations, warranties, covenants, and agreements expressed as binding upon the lessor under any Space Lease, (iii) maintain each of the Space Leases in full force and effect during the term thereof, (iv) appear in and defend any action or proceeding in any manner connected with any of the Space Leases, (v) deliver to Beneficiary copies of all Space Leases, and (vi) deliver to Beneficiary such further information, and execute and deliver to Beneficiary such further assurances and assignments, with respect to the Space Leases as Beneficiary may from time to

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time request. Without Beneficiary’s prior written consent, Grantor shall not (i) do or knowingly permit to be done anything to impair the value of any of the Space Leases, (ii) except for security or similar deposits, collect any of the Rent more than one (1) month in advance of the time when the same becomes due under the terms of any Space Lease, (iii) discount any future accruing Rents, (iv) amend, modify, or terminate any of the Space Leases, or (v) assign or grant a security interest in or to the License or any of the Space Leases and/or Rents.
     9.4 No Merger of Estates. So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and unperformed or undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge but rather shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any lessee, or any third party purchaser or otherwise.
ARTICLE X
SECURITY AGREEMENT
     10.1 Security Interest. This Deed of Trust (a) shall be construed as a deed of trust on real property, and (b) shall also constitute and serve as a “Security Agreement” on personal property within the meaning of, and shall constitute until the grant of this Deed of Trust shall terminate as provided in Article II hereof, a first and prior security interest under the UCC as to property within the scope thereof and in the state where the Mortgaged Property is located with respect to the Personalty, Fixtures, Contracts, Space Leases and Rents. To this end, Grantor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED, and SET OVER, and by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, unto Trustee and Beneficiary, a security interest in all of Grantor’s right, title and interest in, to, under and with respect to the Personalty, Fixtures, Contracts, Space Leases, and Rents to secure the full and timely payment and performance of the Indebtedness and the full and timely performance and discharge of the Obligations. It is the intent of Grantor, Beneficiary, and Trustee that this Deed of Trust encumber all Space Leases and Rents, that all items contained in the definition of “Space Leases” and “Rents” which are included within the UCC be covered by the security interest granted in this Article X, and that all items contained in the definition of “Space Leases” and “Rents” which are excluded from the UCC be covered by the provisions of Article II and Article IX hereof.
     10.2 Financing Statements. Grantor hereby agrees with Beneficiary to authenticate and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such “Financing Statements” and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect, and preserve Beneficiary’s security interest herein granted, and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by Law to so create, perfect, and preserve such security interest.
     10.3 Fixture Filing. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC. All or part of the Mortgaged Property are or are to become fixtures; information concerning the security interest herein granted may be obtained from either party at the address of such party set forth herein. For purposes of the security interest herein granted,

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the address of debtor (Grantor) is set forth in the first paragraph of this Deed of Trust and the address of the secured party (Beneficiary) is set forth in Article I hereof. Grantor does own an interest of record in the Mortgaged Property. The complete and current name of the owner of all fee interest in the Land is as stated in Exhibit A.
ARTICLE XI
CONCERNING THE TRUSTEE
     11.1 No Required Action. Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in his opinion, such action would be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all cost, expense, and liability arising therefrom. Trustee shall not be responsible for the execution, acknowledgment, or validity of the Loan Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of Beneficiary.
     11.2 Certain Rights. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his agents or attorneys, (iii) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Mortgaged Property for debts contracted for or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered. Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee’s duties.

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     11.3 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable Law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.
     11.4 Successor Trustees. Trustee may resign by the giving of notice of such resignation in writing or verbally to Beneficiary. If Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers, and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute Trustees are appointed, each of such multiple substitute Trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable Law.
     11.5 Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.
     11.6 Succession Instruments. Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute Trustee, Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in Trustee’s place.
     11.7 No Representation by Trustee or Beneficiary. By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Beneficiary pursuant to the Loan Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance

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policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.
ARTICLE XII
MISCELLANEOUS
     12.1 Release. If the Indebtedness is finally paid and performed in full in accordance with the terms of this Deed of Trust, the Notes, and the other Loan Documents and Secured Creditors shall have no further obligation to extend credit under and pursuant to the provisions in the Loan Documents, and if Grantor shall well and truly perform each and every of the Obligations to be performed and discharged in accordance with the terms of this Deed of Trust, the Notes and the other Loan Documents, then this conveyance shall become null and void and be released at Grantor’s request and expense.
     12.2 Performance at Grantor’s Expense. Subject to the provisions of Section 12.11 hereof, Grantor shall (i) pay all legal fees incurred by Beneficiary in connection with the preparation of the Loan Documents (including any amendments thereto or consents, releases, or waivers granted thereunder); (ii) reimburse Beneficiary, promptly upon demand, for all amounts expended, advanced, or incurred by Beneficiary to satisfy any obligation of Grantor under the Loan Documents, which amounts shall include all court costs, attorneys’ fees (including, without limitation, for trial, appeal, or other proceedings), fees of auditors and accountants and other investigation expenses reasonably incurred by Beneficiary in connection with any such matters; and (iii) any and all other costs and expenses of performing or complying with any and all of the Obligations. Except to the extent that costs and expenses are included within the definition of “Indebtedness,” the payment of such costs and expenses shall not be credited, in any way and to any extent, against any installment on or portion of the Indebtedness.
     12.3 Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the loan called for therein and shall continue in full force and effect until the Indebtedness shall have been finally paid and performed in full; provided, however, that nothing contained in this Section shall limit the obligations of Grantor as otherwise set forth herein.
     12.4 Recording and Filing. Grantor will cause the Loan Documents (requested by Beneficiary) and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded, and refiled in such manner and in such places as Trustee or Beneficiary shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, documentary stamp taxes, fees, and other charges.
     12.5 Notices. All notices or other communications required or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the intended addressee, (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and

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providing for evidence of receipt at the office of the intended addressee, or (iv) by prepaid telegram, telex, or telefacsimile to the addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated place or machine of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth herein; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth herein.
     12.6 Covenants Running with the Land. All Obligations contained in this Deed of Trust and the other Loan Documents are intended by Grantor, Beneficiary, and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Deed of Trust has been fully released by Beneficiary.
     12.7 Successors and Assigns. Subject to the provisions of Section 6.8 hereof, all of the terms of the Loan Documents shall apply to, be binding upon, and inure to the benefit of the parties thereto, their successors, assigns, heirs, and legal representatives, and all other Persons claiming by, through, or under them.
     12.8 No Waiver; Severability. Any failure by Trustee or Beneficiary to insist, or any election by Trustee or Beneficiary not to insist, upon strict performance by Grantor or others of any of the terms, provisions, or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other terms, provisions, or conditions thereof, and Trustee or Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Grantor or others of any and all of such terms, provisions, and conditions. The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of the Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by Law.
     12.9 Counterparts. To facilitate execution, this Deed of Trust may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Deed of Trust to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.

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     12.10 Applicable Law. This Deed of Trust shall be governed by and construed according to the Laws of the State of North Carolina from time to time in effect except to the extent preempted by United States federal Law.
     12.11 Interest Provisions.
     (a) Savings Clause. It is expressly stipulated and agreed to be the intent of Grantor and Beneficiary at all times to comply strictly with the applicable Law governing the maximum rate or amount of interest payable on the Notes or the Related Indebtedness (or applicable United States federal Law to the extent that it permits Beneficiary of any Secured Creditor to contract for, charge, take, reserve or receive a greater amount of interest than under applicable Law). If the applicable Law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Notes, any of the other Loan Documents or any other communication or writing by or between or among Grantor and Beneficiary and any Secured Creditor related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of any acceleration the maturity of the Notes and/or the Related Indebtedness, or (iii) Grantor will have paid or Beneficiary or any Secured Creditor will have received by reason of any voluntary prepayment by Grantor of the Notes and/or the Related Indebtedness, then it is Grantor’s, Beneficiary’s and Secured Creditors’ express intent that all amounts charged in excess of the Highest Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Highest Lawful Rate theretofore collected by Beneficiary and Secured Creditors shall be credited on the principal balance of the Notes and/or the Related Indebtedness (or, if the Notes and all Related Indebtedness have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Notes and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Notes and/or the Related Indebtedness have been paid in full before the end of the stated term of the Notes and/or the Related Indebtedness, then Grantor, Beneficiary and Secured Creditors agree that Beneficiary and Secured Creditors shall, with reasonable promptness after Beneficiary or any Secured Creditor discovers or is advised by Grantor that interest was received in an amount in excess of the Highest Lawful Rate, either refund such excess interest to Grantor and/or credit such excess interest against the Notes and/or any Related Indebtedness then owing by Grantor to Beneficiary and Secured Creditors. Grantor hereby agrees that as a condition precedent to any claim seeking usury penalties against Beneficiary or any Secured Creditor, Grantor will provide written notice to Beneficiary and Secured Creditors, advising Beneficiary and Secured Creditors in reasonable detail of the nature and amount of the violation, and Beneficiary and Secured Creditors shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Grantor or crediting such excess interest against the Notes and/or the Related Indebtedness then owing by Grantor to Beneficiary and Secured Creditors. All sums contracted for, charged or received by Beneficiary and Secured Creditors for the use, forbearance or detention of any debt evidenced by the Notes and/or the Related

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Indebtedness shall, to the extent permitted by applicable Law, be amortized or spread, using the actuarial method, throughout the stated term of the Notes and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Notes and/or the Related Indebtedness does not exceed the Highest Lawful Rate from time to time in effect and applicable to the Notes and/or the Related Indebtedness for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Beneficiary or any Secured Creditor to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
     (b) Definitions. As used herein, the term “Highest Lawful Rate” means at the particular time in question the maximum rate of interest which, under applicable Law, any Secured Creditor is then permitted to charge on the Indebtedness. If the maximum rate of interest which, under applicable Law, any Secured Creditor is permitted to charge on the Indebtedness shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to Grantor, taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the Notes and the other Loan Documents. As used herein, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Beneficiary or any Secured Creditor in connection with the transactions relating to the Notes and the other Loan Documents, which are treated as interest under applicable Law. As used herein, the term “Related Indebtedness” shall mean any and all debt paid or payable by Grantor to Beneficiary or any Secured Creditor pursuant to the Loan Documents or any other agreement evidencing or governing the Secured Obligations or any other communication or writing by or between Grantor and Beneficiary or any Secured Creditor related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Grantor to Secured Creditors under the Notes.
     12.12 Subrogation. If any or all of the proceeds of the Notes or other Indebtedness have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, Beneficiary shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Mortgaged Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Beneficiary and are merged with the lien and security interest created herein as cumulative security for the repayment and performance of the Indebtedness and the performance and discharge of the Obligations.
     12.13 Rights Cumulative. Trustee and Beneficiary shall have all rights, remedies, and recourses granted in the Loan Documents and available at law or in equity (including, without limitation, those granted by the UCC and applicable to the Mortgaged Property or any portion thereof), and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively, or concurrently against Grantor or others obligated for the Indebtedness or any part thereof, or against any one or more of them, or against the Mortgaged Property, at the sole

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discretion of Beneficiary, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (iv) are intended to be, and shall be, nonexclusive. All rights and remedies of Trustee and Beneficiary hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Mortgaged Property.
     12.14 Payments. Remittances in payment of any part of the Indebtedness other than in the required amount in funds immediately available at the place where the Notes are payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Beneficiary or any Secured Creditor in funds immediately available at the place where the Notes are payable (or such other place as Beneficiary, in Beneficiary’s sole discretion, may have established by delivery of written notice thereof to Grantor) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Beneficiary or any Secured Creditor of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.
     12.15 Exceptions to Covenants. Grantor shall not be deemed to be permitted to take any action or to fail to take any action with respect to any particular covenant or condition contained herein or in any of the Loan Documents if the action or omission would result in the breach of any other covenant or condition contained herein or in any of the Loan Documents which has not been specifically waived or consented to by Beneficiary, nor shall Beneficiary be deemed to have consented to any such act or omission if the same would provide cause for acceleration of the Indebtedness as a result of the breach of any other covenant or condition contained herein or in any of the Loan Documents which has not been specifically waived or consented to by Beneficiary.
     12.16 Reliance. Grantor recognizes and acknowledges that in entering into the transaction evidenced by the Loan Documents, extending credit to create Secured Obligations and accepting this Deed of Trust, Beneficiary and Secured Creditors are expressly and primarily relying on the truth and accuracy of the foregoing warranties and representations set forth in Article III hereof without any obligation to investigate the Mortgaged Property and notwithstanding any investigation of the Mortgaged Property by Beneficiary or any Secured Creditor; that such reliance exists on the part of Beneficiary and Secured Creditors prior hereto; that such warranties and representations are a material inducement to Beneficiary and Secured Creditors in extending credit evidenced by the Loan Documents, extending credit to create Secured Obligations and accepting of this Deed of Trust; and that Beneficiary and Secured Creditors would not be willing to extend credit evidenced by the Loan Documents, extending credit to create Secured Obligations and accept this Deed of Trust in the absence of any of such warranties and representations.
     12.17 Change of Security. Any part of the Mortgaged Property may be released, regardless of consideration, by Beneficiary from time to time without impairing, subordinating, or affecting in any way the lien, security interest, and other rights hereof against the remainder.

DEED OF TRUST - Page 43

The lien, security interest, and other rights granted hereby shall not be affected by any other security taken for the Indebtedness or Obligations, or any part thereof. The taking of additional collateral, or the amendment, extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof, shall not release or impair the lien, security interest, and other rights granted hereby, or affect the liability of any endorser or guarantor or improve the right of any junior lienholder; and this Deed of Trust, as well as any instrument given to secure any amendment, extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Indebtedness is fully and finally paid and performed and the Obligations are fully performed and discharged.
     12.18 Headings. The Article, Section, and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, or define, or be used in construing the text of such Articles, Sections, or Subsections.
     12.19 Entire Agreement; Amendment. THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions hereof and the other Loan Documents may be amended or waived only by an instrument in writing signed by Grantor and Beneficiary.
     12.20 Waiver of Right to Trial by Jury. GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY BENEFICIARY OR ANY SECURED CREDITOR IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS.

The Remainder of This Page is Intentionally Left Blank.

DEED OF TRUST - Page 44

     EXECUTED as of the date first above written.

POWERSECURE, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Chief Financial Officer

STATE OF NORTH CAROLINA
COUNTY OF
     I                                         , a Notary Public of                      County, State of North Carolina, certify that Christopher T. Hutter (the “Signatory”) personally came before me this day and acknowledged that he is Chief Financial Officer of PowerSecure, Inc., a Delaware corporation, and that he, in such capacity and being authorized to do so, executed the foregoing on behalf of the corporation.
     I certify that the Signatory personally appeared before me this day, and
(check one of the following and mark through all blank lines or spaces in the certificate)

___	(I have personal knowledge of the identity of the Signatory); or
___	(I have seen satisfactory evidence of the Signatory’s identity, by a current state or federal identification with the Signatory’s photograph in the form of:
(check one of the following)

___	a driver’s license or
___	in the form of ); or

___	(a credible witness has sworn to the identity of the Signatory).
     The Signatory acknowledged to me that he voluntarily signed the foregoing instrument for the purpose stated and in the capacity indicated.
     Witness my hand and official stamp or seal this                      day of                                           ,                     .

Notary Public
Print Name:

[Note: Notary Public must sign exactly as on notary seal]
My Commission Expires:

E [NOTARY SEAL] (MUST BE FULLY LEGIBLE)

DEED OF TRUST - Signature Page -

EXHIBIT “A”
Land Description
Name of owner of fee title to Land: PowerSecure, Inc.

EXHIBIT “A”, Land Description - Solo Page

EXHIBIT “B”
Permitted Exceptions
[NONE]

EXHIBIT “B”, Permitted Exceptions - Page 1